UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2021
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ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement
On December 22, 2021 (the “Closing Date”), Arcutis Biotherapeutics, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with SLR Investment Corp. (“SLR”) in its capacity as collateral agent, and the lenders party thereto (each a “Lender” and collectively, the “Lenders”).
Pursuant to the terms and conditions of the Loan Agreement, the Lenders agreed to extend term loans to the Company in an aggregate principal amount of up to $225.0 million, comprised of (i) a tranche A term loan of $75.0 million (the “Tranche A Term Loan”), (ii) a tranche B-1 term loan of $50.0 million (the “Tranche B-1 Term Loan”), (iii) a tranche B-2 term loan of up to $75.0 million, available in minimum increments of $15.0 million (the “Tranche B-2 Term Loan,” and collectively with the Tranche B-1 Term Loan, the “Tranche B Term Loans”), and (iv) a tranche C term loan of up to $25.0 million (the “Tranche C Term Loan”). Each Tranche A Term Loan, Tranche B Term Loan and Tranche C Term Loan is referred to single as a “Term Loan” and are referred to collectively as the “Term Loans.”
The Tranche A Term Loan under the Loan Agreement was funded on December 22, 2021. Each Tranche B Term Loan is available following delivery to SLR of satisfactory evidence that the Company has received FDA approval of ARQ-151 (Topical Roflumilast Cream) for an indication relating to the treatment of patients with plaque psoriasis (“FDA Approval”). The Tranche B-1 Term Loan will remain available for funding until the earlier of (i) 15 days after the Company has received FDA Approval and (ii) June 30, 2023. The Tranche B-2 Term Loan will remain available for funding until June 30, 2023. The Tranche C Term Loan is available following the achievement of a net product revenue milestone of $110.0 million, calculated on a trailing six month basis. The Tranche C Term Loan will remain available for funding until September 30, 2024.
As security for its obligations under the Loan Agreement, the Company granted SLR, for the benefit of the Lenders, a continuing security interest in substantially all of the assets of the Company, including the Company’s intellectual property, subject to certain exceptions.
Any principal amount outstanding under the Term Loans will accrue interest at a floating rate equal to the applicable rate in effect from time to time, as determined by SLR on the third business day prior to the funding date of the applicable Term Loan and on the first business day of the month prior to each payment date of each Term Loan. The applicable rate is a per annum interest rate equal to 7.45% plus the greater of (a) 0.10% and (b) the per annum rate published by the Intercontinental Exchange Benchmark Administration Ltd. (or on any successor or substitute published rate) for a term of one month, subject to a replacement with an alternate benchmark rate and spread in certain circumstances. Commencing on February 1, 2022, interest payments are payable monthly following the funding of any Term Loan. Any principal amounts outstanding under the Term Loans, if not repaid sooner, are due and payable on January 1, 2027 (the “Maturity Date”). We may voluntarily prepay principal amounts outstanding under the Term Loans in minimum increments of $5.0 million, subject to a prepayment premium of (i) 3.0% of the principal amount of such Term Loan so prepaid prior to the first anniversary of the Closing Date, (ii) 2.0% of the principal amount of such Term Loan so prepaid after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, or (iii) 1.0% of the principal amount of such Term Loan so prepaid after the second anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date.
If the Term Loans are accelerated due to, among others, the occurrence of a bankruptcy or insolvency event, the Company is required to make mandatory prepayments of (i) all principal amounts outstanding under the Term Loans, plus accrued and unpaid interest thereon through the prepayment date, (ii) any fees applicable by reason of such prepayment, (iii) the prepayment premiums set forth in the paragraph above, plus (iv) all other obligations that are due and payable, including expenses and interest at the Default Rate (as defined below) with respect to any past due amounts.
The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, requirements as to financial reporting and insurance and restrictions on the Company’s ability to dispose of its business or property, to change its line of business, to liquidate or dissolve, to enter into any change in control transaction, to merge or consolidate with any other entity or to acquire all or substantially all the capital stock or property of another entity, to incur additional indebtedness, to incur liens on its property, to pay any dividends or other distributions on capital stock other than dividends payable solely in capital stock or to redeem capital stock. The Company has also agreed to a financial covenant whereby, beginning with the month ending December 31, 2023, the Company must generate net product revenue in excess of specified amounts for applicable measuring periods; provided, however, that such financial covenant shall not apply if the Company’s average market capitalization over the trailing five day period prior to the last day of any measurement month is equal to or in excess of $400.0 million.

In addition, the Loan Agreement contains customary events of default that entitle the Lenders to cause the Company’s indebtedness under the Loan Agreement to become immediately due and payable, and to exercise remedies against the Company and the collateral securing the Term Loans. Under the Loan Agreement, an event of default will occur if, among other things, the Company fails to make payments under the Loan Agreement, the Company breaches any of its covenants under the Loan Agreement, subject to specified cure periods with respect to certain breaches, the Lenders determine that a material adverse change has occurred, or the Company or its assets become subject to certain legal proceedings, such as bankruptcy proceedings. Upon the occurrence and for the duration of an event of default, an additional default interest rate (the “Default Rate”) equal to 4.0% per annum will apply to all obligations owed under the Loan Agreement.
In connection with the Loan Agreement, we are obligated to pay (i) a closing fee of $1.0 million on the Closing Date, (ii) a final fee equal to 6.95% of the aggregate original principal amount of the Term Loans funded upon the earliest to occur of the Maturity Date, the acceleration of any Term Loan and the prepayment, refinancing, substitution or replacement of any Term Loan and (iii) a certain amount of Lenders’ expenses incurred in connection with the execution of the Loan Agreement. Additionally, in connection with the Loan Agreement, the Company entered into an Exit Fee Agreement, whereby the Company agreed to pay an exit fee (the “Exit Fee”) in the amount 3.0% of each Term Loan funded upon (i) any change of control transaction or (ii) a revenue milestone, calculated on a trailing six month basis. Notwithstanding the prepayment or termination of the Term Loan, the Exit Fee will expire 10 years from the Closing Date.
The above description of the material terms of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which will be filed, with confidential terms redacted, as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021 and will be incorporated by reference herein.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Company financial obligations under the Loan Agreement is incorporated into this Item 2.03 by reference.
Item 7.01.    Regulation FD Disclosure.
On December 22, 2021, the Company issued a press release announcing entry into the Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01.    Other Events.
On December 22, 2021, the Company announced the U.S. Food and Drug Administration’s (“FDA”) acceptance for review of the Company’s new drug application (“NDA”) for roflumilast cream for the treatment of psoriasis in adults and adolescents. The FDA assigned the application a Prescription Drug User Fee Act (PDUFA) target action date of July 29, 2022.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

December 23, 2021	By:	/s/ Scott L. Burrows
Scott L. Burrows
Chief Financial Officer